                                                                   EXHIBIT 11(b)


                               CONSENT OF COUNSEL

                         AIM International Funds, Inc.
                        ------------------------------


     We hereby consent to the use of our name and to the reference to our firm under the caption "General Information - Legal Counsel" in the Prospectuses for the AIM International Equity Fund, and for the AIM Global Aggressive Growth Fund, AIM Global Growth Fund, and AIM Global Income Fund, and under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for such Funds, which are included in Post-Effective Amendment No. 14 to the Registration Statement under the Securities Act of 1933 (No. 33-44611) and Amendment No. 16 to the Registration Statement under the Investment Company Act of 1940 (No. 811-6463) on Form N-1A of AIM International Funds, Inc.


                                 /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                 ------------------------------------------
                                 Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 11, 1998